                                                                  EXHIBIT 10.13


                       CONTRACT FOR NETWORK MANAGER SERVICES

                                      BETWEEN


                          THE NEBRASKA STATE RECORDS BOARD
                                  ON BEHALF OF THE
                                 STATE OF NEBRASKA

                                        AND

                             NEBRASK@ INTERACTIVE, INC.

                                  DECEMBER 3, 1997

                       CONTRACT FOR NETWORK MANAGER SERVICES


     THIS CONTRACT is between the Nebraska State Records Board, established under the Records Management Act (84-1204 R.R.S. 1943), hereinafter referred to as "NSRB" and Nebrask@ Interactive, Inc., a for-profit Nebraska corporation, without seal, hereinafter referred to as "NII".

     WHEREAS, NSRB, under the authority granted by the Records Management Act, is interested in furthering access by Nebraskans to public information and for transactions with the public in the most cost-effective, progressive, and cooperative means possible; and

     WHEREAS, the NSRB desires to operate Nebrask@ Online as an electronic network (synonymous with the term "gateway" for purposes of this contract) access service in furtherance of this goal, and has concluded the network must continue to be enhanced; and

     WHEREAS, Nebrask@ Online is poised to become one of the most significant economic development and educational tools in the country; and

     WHEREAS, an enhanced Nebrask@ Online will significantly benefit the state through:

          a. Compensation to The State for electronic access to certain information;

          b. A reduced burden for public access and data collection upon data providing and collecting entities, including state agencies;

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 2


          c. Increased efficiency of data providing and collecting entities, including state agencies, without budget increases;

          d. Additional resources to data providing and collecting entities as Nebrask@ Online grows;

          e. Additional and leveraged resources for NSRB to assist in its records management, information management, data collection, and access functions; and

     WHEREAS, in order to effectuate this enhancement, NSRB, as the Nebraska Online network authority, issued a request for proposals for a public-private partnership with a private network manager, dated September 8, 1997. The request is hereinafter referred to as "the RFP"; and

     WHEREAS, NII submitted a proposal in response to the RFP, and such proposal was determined by the NSRB to be the one best-suited to the goals of NSRB and the needs of an enhanced Nebrask@ Online. The proposal is hereinafter referred to as the "NII Proposal"; and

     WHEREAS, NSRB desires to enter into a contract with NII for NII to serve as network manager in a public-private partnership to enhance, develop, operate, maintain and expand Nebrask@ Online (hereinafter referred to as the Network) for increased electronic access to and collection of public and other useful and relevant information as contemplated by the grant of authority to NSRB, in Section 84-1204 R. R. S. 1943, which provides in part that NSRB shall develop and maintain a gateway or electronic network

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 3


for accessing public records.

     WHEREAS, pursuant to Section 84-1204 R.R.S. 1943, the NSRB also supports and advises the Nebraska Records Management Division and the State Records Administrator in accomplishing their legislative purposes, and for which the Network will furnish further valuable support.

     NOW THEREFORE, the parties agree as follows:

     1.        PURPOSE OF NETWORK.

          The purpose of the Network and this Contract may be summarized as follows:

          a. To provide a significantly expanded and aggressively enhanced public service to the citizens and businesses of Nebraska by (1) increasing accessibility to and collection of public information and other useful information and services through various means, including electronic means, and (2) promoting economic development by increasing ease of access to and collection of public information and other useful information, and by promoting the sharing of that information.

          b. To provide such public service without increasing the tax burden on the citizens of Nebraska, through utilization of private capital and management and appropriate payment for the same.

     2.   HARDWARE, SOFTWARE AND ACCESS LINES.

     NII will provide hardware, and provide or develop software as enumerated in

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 4

the NII proposal (dated 10-30-97), and such other hardware and software as may be necessary to make the Network operational. In accordance with the RFP, NSRB shall be entitled to a perpetual right-to-use only license to all application software, documentation and source code utilized in operating the Network which is developed or utilized by NII (but not software or documentation created by third parties and purchased by or licensed to NII, hereinafter "Third Party Software") together with any amendments thereto made by NII while NII operates the Network, (hereinafter collectively "The Software") upon the following terms and conditions:

          a. By January 31, 2002, NSRB shall be entitled to a non-exclusive perpetual right-to-use-only license with rights to make derivative works as it desires, for no additional compensation.

          b. The Software, or such portion as NSRB may elect to license, shall be delivered to NSRB upon January 31, 2002, or the end of any renewal periods, beyond that date, exercised by NSRB.

          c. NII shall deposit, on a quarterly basis, the most recent version of all network application source code in escrow with a neutral third party to be mutually chosen by NII and NSRB. Over the term of the contract NII will have the authority to remove superseded source code. Upon notice of termination or expiration of this contract, which shall be transmitted to the escrow agent, neither party shall have authority to remove any source code held in escrow.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 5

          Upon termination or expiration of this Contract all other Network and manager records, work papers and operations documentation pertaining to network operations shall be delivered to NSRB within thirty (30) days after termination or expiration and shall become the property of NSRB, if not already such.

     NII will be responsible during the term of this Contract for maintaining Network hardware and software (including items provided to the Department of Administrative Services, Division of Central Data Processing, hereafter referred to as "CDP", as allowed by CDP).

     3.   CONNECTIONS BETWEEN NETWORK AND STATE AGENCIES.

          Costs associated with and maintenance of communication links from state facilities to NII facilities for Network purposes, including but not limited to leased circuits from telephone or cable companies, shall be paid as expenses from the Network revenue account.

     4.        NETWORK SERVICES.

          a. NII on behalf of NSRB shall negotiate with and obtain written agreements from each separate data providing/collecting entity (hereinafter, "DP/CE") with which electronic communication is desired, but only if such agreements are needed to supplement the broad grant of authority to access public records or collect information data from the public which has already been granted to NSRB. In the absence of any specific separate agreement, this Contract, together with any addenda, shall serve as the

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 6

document granting NII access to or the authority to electronically collect any such data.

          b. Through addenda to this Contract or through the separate DP/CE contracts, NII and NSRB shall, by mutual agreement, establish charges for, if appropriate, and other conditions of such access or collection with each DP/CE. In the case of addenda, NSRB shall be responsible for any payments to other DP/CEs whose information is so accessed or collected, and NII shall either pay to NSRB directly, or direct payments to the DP/CE as instructed by NSRB.

          c. Such agreements, if any, or addenda to this Contract, shall provide for the costs DP/CEs will charge, and which will be paid as expenses from the Network revenue account for information access or collection, the time period and means by which DP/CEs will be paid from the Network revenue account for access or collection, the criteria the DP/CE and NII will utilize for system development, testing and acceptance in order to assure the reliability of the Network, protection of data, Network security, and any other reasonable special requirement (such as---providing credit card authorization service for State's Credit Card Payment Program with regard to certain services made available via the Internet) for access to and collection of DP/CE data. (NSRB will cooperate in obtaining electronic access to DP/CEs for Nebrask@ Online which may be funded by NSRB in appropriate circumstances).

          d. Payments to NSRB or to DP/CEs for DP/CE access or collection shall be due from the Network revenue account and paid within 60 days from the usage or

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 7

sale of data unless a shorter period is specified in Nebraska statutes, in the agreement between the Network and a DP/CE, or in any Contract addendum between NII and NSRB. Specific terms of payment shall be specified in additional agreements or addenda to current agreements/contracts between NSRB and DP/CEs and NSRB and NII; such payment terms shall include two monthly payments, one at or near the 15th of the month and one on the last business day of the month with such payments to be made by electronic means. NSRB will cooperate in assisting electronic access to DP/CEs, which may be funded by NSRB in appropriate circumstances.

          e. After negotiating any separate DP/CE agreement, the agreement shall be presented by the Network to NSRB for final approval. When an agreement is presented to NSRB, the Network and respective DP/CE shall also present to NSRB a recommendation for prices, if appropriate, to be charged users for the applicable Network service.

          f. All subscribers will be required to execute a contract for services. NII shall be authorized to execute such contracts on behalf of NSRB and the Network. The basic form shall be approved by NSRB.

          g. NII on behalf of NSRB, shall provide continued and uninterrupted network manager services to any state agency which has an existing contract or contracts with NSRB, or has an existing contract or contracts which were originally executed between the agency and the Nebraska Library Commission and subsequently assigned to

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 8

the NSRB, obligating NSRB to provide electronic access to agency records on Nebrask@ Online through NSRB's private network manager.

     5.        REGULATION OF RATES BY NSRB.

          All charges to Network users shall be subject to, after mutual agreement between NII and NSRB, the final approval of NSRB for fairness, reasonableness and appropriateness. In establishing such Network prices NII and NSRB shall consider the following factors:

     a. The need to reward innovation and efficiency in Network management.

     b. A commitment to the public policy requirement to provide electronic access to public records or electronic transactions with the public at the most reasonable prices possible.

     c. That the prices to be charged may be adjusted to permit funding of special projects and enhancement of public service.

     d. The fact that some public records may already be provided electronically by the State.

     e. The entrepreneurial and start-up nature of the business and attendant risk of capital for NII and the need for them to earn an acceptable rate of return.

     f. The need to invest in expansion of and improvement in The Network and its information services.

     g.   The need of NII to earn a reasonable profit on Network operations.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 9


     h.   The need to comply with Legislative requirements.

     I. Any other reasonable factor which in the opinion of NSRB should be considered.

     Such services will thereafter be subject to periodic review and adjustment by NSRB, in conformance with the appropriate Reissue Revised Statutes of Nebraska. Recommendations for amended rates shall be made by NII to NSRB as deemed necessary or desirable.

     The maximum initial subscription fee that mainframe bulk and interactive subscribers shall pay is $50.00, which will be used to cover NII costs of account management, licensing communication software, if any, and providing 1-800 technical support. The maximum annual renewal fee shall be approved by NSRB. These fees may be reduced at the discretion of NII as an inducement to further increase the number of subscribers and with the intent of increasing the overall billed usage of the Network. Should NII provide appropriate justification, NSRB may increase the initial or the annual renewal subscription fees. In addition, subscribers utilizing Network provided dial-in modem bank will pay NII a per minute connect time fee to cover the telecommunications costs of providing 800 and Internet service to these subscribers.

     In the event that costs which NII pays state agencies for data or data access are reduced or increased as result of legislation or administrative changes, such reductions or increases shall be passed on directly to subscribers and users of the Network unless

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 10

otherwise mutually approved in writing by NSRB and NII.

     6.        NETWORK MANAGER REMUNERATION.

          Within the framework of the pricing approval procedure addressed in section 5 above, the disbursement of all funds received by the Network as a result of the operation of this Contract will be as follows:

          a. NSRB will operate the Network within the records management cash fund allocation allowed by the Reissue Revised Statutes of Nebraska, and revenue generated from electronic access fees generated from new services implemented during and/or between Legislative Sessions.

          b. NSRB will receive 4.5% of Gross Profit (Gross Revenue less Internet and 800 service costs and amounts to be remitted to state agencies other than the NSRB) of the first $89,900 and 2.0% on any Gross Profit over that amount, computed and payable monthly,

          c. NII shall be entitled to retain all revenue generated from subscription fees, and connect time charges, and shall be paid the revenue generated from electronic access fees for currently existing services, after payment of the fees specified in the respective DP/CE agreements, payments specified in paragraph b. above, and all other network operating costs. Revenue from electronic access fees for new services shall be divided as agreed upon at the time the NSRB approves the fees for services.

     7.        CHANGES IN NETWORK.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 11

          A planned material change in Network operations cannot be made by NII without the prior consent of NSRB. A "material change" includes, but is not limited to, a change which materially increases on-line response time to user inquiries; significantly adds to the complexity of system use; materially diminishes on-line services provided to users; or results in a significant detrimental impact on operations noticeable by users.

          NII will provide to NSRB at least 30 days' prior written notice of a planned material change in Network operations, to allow time for NSRB review.

     8.        NOTICES.

          The NSRB contact person shall be the NSRB Chairman. The NII contact person shall be the President of NII. Each party may change its designation for notice by written notice to the other party to this Contract.

          Notices by the parties to one another shall be given in writing to the persons identified above or to such other persons as may be subsequently identified in a written notice. Such notices shall be effective on the date of receipt if sent by U.S. restricted delivery mail, postpaid, or by any reputable overnight delivery service, prepaid.

     9.        FINANCES AND RECORDS.

          All NII documents and records pertaining to Network operations will be available for compliance auditing and inspection by NSRB, or other authorized representatives designated by NSRB. Monthly income statement and balance sheet

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 12


information will be provided to NSRB by NII.

          NII also agrees to make other changes requested by NSRB to comply with recommendations made in any compliance audit, which changes are agreed to by both NSRB and NII. Any such compliance audit will be performed by a competent and reputable CPA licensed in Nebraska.

          To the extent the compliance audit report discloses any discrepancies in the NII charges, billings or financial records, and following a period for review and verification of the amount by NII, NII will adjust the next monthly bill as soon as reasonably possible, but not to exceed 90 days. NII shall cooperate to assure that verification is completed in a timely manner.

          The accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to-date postings and an audit trail through financial statements. Such books may either be maintained on paper or on computer with appropriate backup. NII shall adopt the calendar year ending December 31, for reporting purposes.

          On an annual basis, NII will provide audited financial statements to the NSRB.

     10.  MANAGEMENT REPORTS AND BUSINESS PLAN.

          Network operations and development shall generally be in accordance with the NII proposal, which shall be considered the Network business plan. As deemed

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 13

necessary or desirable, NII may depart from such proposal, but in the event of any material departure NII shall notify NSRB in advance. NII shall timely provide to NSRB such management reports as NSRB may reasonably request. NII shall update the business plan annually.

     11.  PROHIBITION ON CERTAIN PAYMENTS TO INTERESTED PARTIES

          "Interested party" means any NII officer, director, stockholder and any state employee directly involved in negotiation of the Contract, and any immediate family member of the foregoing.

          No payments shall be made to an interested party or a business entity controlled by an interested party except for the fair value of lawful goods or services actually rendered to the Network.

          This requirement shall not be applicable to shareholder distributions.

     12. FULL-TIME EQUIVALENT POSITIONS AND SALARIES, BENEFITS AND RELATED EMPLOYER EXPENSES.

          NII agrees to provide a staffing level during each fiscal year of at least six full-time equivalent employees positions, based on an eight-hour work day per position, five days per working week.

          The hiring, firing, recruitment, management, and training of NII employees will not be the responsibility of NSRB. NSRB's involvement in the personnel affairs of NII shall be limited to disclosure of the names and positions of officers and

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 14

employees of NII.

          NII shall be responsible for all required employer costs attributable to its officers and employees, including but not limited to workers' compensation premiums and deductible, unemployment compensation tax withholding contributions, tax withholding contributions, and similar items.

     13.  BANK ACCOUNT FOR REVENUE AND PAYMENTS THEREFROM.

          a. General Provisions. The initial capital and debt infusion of NII will be greater than $340,000. Additional working capital shall be added whenever necessary. NII shall establish one or more accounts in Nebraska financial institutions which are federally insured, for deposit of revenue from network operations (the "Network revenue account(s)") and shall furnish NSRB, if requested, with the names of the institutions, the account numbers and the names of those persons having signatory authority. Any funds deemed by NII to be "idle" or "excess" funds, (defined as those not required to meet immediate needs) may be deposited at NII's discretion in money market accounts, treasury bills, or other suitable investment vehicles until needed.

          b. Payments from Accounts. Payments from the Network revenue accounts are authorized as follows:

               1. Payments to DP/CEs or NSRB for electronic access to or collection of information.

               2.   Payment of ordinary, necessary and reasonable operating

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 15


expenses for  the Network.

               3. System development costs, including programming (to the extent not covered by regular salary under ordinary operating expenses) and purchases or upgrades of software or hardware.

               4.   Payment of Shareholder distributions.

               5.   Any other payments to NSRB.

     14.  INCORPORATION BY REFERENCE.

          The provisions of the RFP and the NII proposal are hereby incorporated into this Contract and made a part hereof. If there is any conflict between the terms of the RFP and the provisions of this Contract, the terms of the Contract shall control over the terms of the RFP. If there is any conflict between the terms of the NII proposal and this Contract, the terms of the Contract shall control. This contract may be amended by mutual expressed written consent of the parties.

     15.  INSURANCE AND BONDS.

          NII shall provide NSRB written proof of the following provided by a qualified firm authorized/admitted to do business in Nebraska:

          a. Proof of a general comprehensive liability insurance policy in the amount of at least $500,000 with a deductible of not more than $5,000. NSRB and the State of Nebraska shall be listed as additional insureds.

          b.   Employment Dishonesty Bond covering all NII officers and

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 16

employees in an amount of at least $100,000 per employee. NSRB and the State of Nebraska shall be listed as additional obligees.

          c. NII shall maintain all workers' compensation insurance coverage as required by law.

     16.  TERMINATION OF CONTRACT.

          NSRB shall have the right to terminate this Contract for cause as defined in Section 17 herein, subject to cure, by providing written notice of intent to terminate for cause to NII. Such notice shall specify the time for termination if not cured, the specific "for cause" reason that gives rise to the intent to terminate, and shall specify reasonable appropriate action that can be taken by NII to avoid termination of the Contract. NSRB shall provide a period of time of not less than 60 nor more than one hundred eighty (180) days, unless otherwise specified in this Contract, for NII to cure such "causes" under this Contract of which it receives written notice.

          NSRB may terminate this Contract at any time and without cause if directed to do so by statute; if there is a substantial cessation of Network services by NII; failure of appropriation by the Legislature as found in section 5.26 of the RFP (SCA-0099); or if there is a repeal of the NSRB enabling statutes unless other statutory provisions allow continuation of the Network.

     17.  TERMINATION FOR CAUSE.

          For purposes of this Contract, the phrase "for cause" shall mean:

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 17

          a. Any material breach or evasion by NII of the terms or conditions of this Contract and its amendments, if any.

          b. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by NII, its officers, directors or shareholders.

          c.   Dissolution of NII or forfeiture of its corporate existence.

          d. Amendment of the NSRB enabling statute or an adverse judicial decision by a court of competent jurisdiction, which has the effect of rendering network operations no longer feasible.

          e.   Insolvency of NII.

          f.   Breach of an agreement with any state agency.

          g.   Intentional disclosure of any confidential information.

     18.  STANDARD USE MESSAGES.

          The Network shall display such standard use message(s) to all subscribers upon initial access to the Network or a part thereof as may from time to time be appropriate, and a subscriber shall be required to indicate the subscriber's compliance with said message terms. Upon subsequent accesses, such message shall be displayed only, without compliance indication, if prior compliance indication is logged in the user's session log. All messages must contain language that is at least as restrictive as the following:

          "As a requester of public information, I do hereby certify by making

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 18

inquiry that I do not intend to and will not (the Network will include any such language or restriction as is required by Nebraska law.)"

          The Network shall provide DP/CEs the opportunity to include additional wording if determined necessary by the DP/CE. The standard use message shall comply with any amendments to the law.

     19.  DATA PROVIDING ENTITY ACCESS.

          a. DP/CEs may, if they desire and if approved by NSRB, have terminal (read) access to the Network's computerized log of subscribers and each user's security status, without access cost to the DP/CEs. The DP/CEs will be responsible for the cost of terminal (s) and the cost of a dial-up or lease line, whichever is used.

          b. DP/CEs must be able to sign on to NII's system to audit the dissemination of "premium service" records (records with an associated fee). On-line audit capability must be available for the length of time specified by the particular DP/CE after transaction processing. After the on-line retention period has expired, NII shall, as specified between NII and the DP/CEs, retain, destroy, or provide the record information to the DP/CE without cost.

          c. At a minimum, the Network shall retain the following data: name of subscriber, transaction date and time, type of inquiry and access keys.

          d. NII shall notify affected DP/CEs and NSRB within two hours of unauthorized attempts to gain access to password protected data. The notice shall contain

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 19

detailed information to aid the DP/CE to examine the matter.

     20.  PATENT, COPYRIGHT, TRADEMARK AND TRADE SECRET INDEMNITY.

          NII warrants that its proposed operation of the Network does not and shall not infringe on the United States patent, copyright, trademark or trade secret rights of any person or entity. NSRB shall be provided with prompt notice of any such claim of infringement and NII shall have the exclusive right to defend or settle such claim at NII's option. NSRB shall cooperate with NII in its defense or settlement of such claim at no expense to NSRB. If NII determines that, as a result of such claim the right of users to use the Network is likely to be abridged, NII shall (a) take all reasonable steps necessary to procure for users the right to continue to use the Network; or (b) modify the Network so that no such abridgment will occur and correspondingly reduce charges if the modified Network is not substantially equivalent or better than what it was before the modification. If (a) and (b) fail, then NII may discontinue such service without liability.

     21.  LIABILITY.

          NSRB and the State of Nebraska, its agents and employees shall not be legally responsible to NII for errors due to Network problems.

          NII agrees for itself, its agents, employees and assigns to hold harmless, indemnify and defend NSRB and the State of Nebraska, its agents and employees from any actions by third parties arising out of NII's negligence or material failure to perform under the terms of this Contract.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 20

          NII agrees that it has no right of subrogation or contribution from the NSRB or the State of Nebraska for any judgment rendered against NII under such circumstances.

     22.  ASSIGNMENT AND SUBCONTRACTING.

          NII may not assign any of its rights or delegate any of its duties hereunder unless done pursuant to the prior written consent of NSRB.

          NII may subcontract portions of work to be performed by it under this Contract with the written consent of NSRB.

     23.  TERM OF CONTRACT.

          This Contract shall be for a term of 4 years, commencing February 1, 1998 and expiring at 12:00 a.m., January 31, 2002, unless earlier terminated by the Board for cause.

          Subject to the agreement in writing of the parties, this Contract may be renewed, or amended and renewed, for additional terms. Notification by NSRB for additional renewal terms of one year each shall be given by NSRB at least 1 year before the expiration of the initial term and of any renewal term. The term "this Contract" as used in this Agreement shall mean the initial term, together with any renewal terms which are approved. NSRB acknowledges that the length of this Contract and the length of any renewal term or terms, has a material effect on the capital invested in the Network considering the potential profit margin hereunder.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 21

     24.  RELATIONSHIP OF PARTIES.

          Notwithstanding any other provisions contained herein, it is expressly agreed that NII is an independent contractor in the performance of each and every part of this Contract. As such, NII is solely and personally liable for all labor and expenses in furtherance of such performance and for any and all damages which may be occasioned on account of its performance hereunder.

          NII may become an agent of NSRB only by the expressed written consent of NSRB.

          NII will not pledge any assets of NSRB in its care, custody or control, or cause any type of lien to attach to such.

     25.  CONTINUATION OF OPERATIONS DURING TRANSITION PERIOD.

          If for any reason this Contract shall be terminated or upon expiration of the Contract without extension, or at the end of any extension, NII shall, at the option of NSRB, continue to operate under this Contract as Network Manager in accordance with all terms and conditions of this Contract, together with any amendments or modifications in existence at such time, for a period of up to 12 months from the time of expiration or notification of termination from NSRB to NII, whichever occurs earlier. The intent of this provision is to insure continuation of Network operations while a successor Network Manager is chosen and contracted.

     26.  ENTIRE AGREEMENT.

Contract for Network Manager Services
NSRB & NII
December 3, 1997
Page 22


          This Contract constitutes the entire agreement of the parties and supersedes all other prior written or oral contracts between the parties with respect to the subject matter hereof. This Contract may be amended only bya writing signed by the parties thereto.

     IN WITNESS to the agreement of the Nebraska State Records Board and Nebrask@ Interactive, Inc. to all of the above terms and conditions, the respective governing bodies or Boards of Directors of the two organizations have approved the same and have authorized their chief executive officers, chairman or secretaries to affix their signatures below indicating such upon this 3rd day of December, 1997.

 NEBRASK@ INTERACTIVE, INC.

 /s/Samuel R. Somerhalder                               12-3-97
-------------------------------------------     ----------------------
 PRESIDENT/CEO                                  Date

 NEBRASKA STATE RECORDS BOARD

 /s/Scott Moore                                         12-3-97
-------------------------------------------     ----------------------
 CHAIRMAN                                       Date

                                                                EXHIBIT 10.13

                                  ADDENDUM #1
                                       TO
                     CONTRACT FOR NETWORK MANAGER SERVICES
                    BETWEEN THE NEBRASKA STATE RECORDS BOARD
                                      AND
                           NEBRASK@ INTERACTIVE, INC.
                            (DATED DECEMBER 3, 1997)

     This addendum to the contract for network manager services dated December 3, 1997 (hereinafter master contract), is made between the Nebraska State Records Board (hereinafter "NSRB") and Nebrask@ Interactive, Inc. (hereinafter "NII"), to clarify and define provisions found in the master contract, including provisions related to payment and disbursement of network revenue.

     WHEREAS, pursuant to the public bidding process NSRB and NII have entered into an agreement for network manager services whereby NII shall provide the means for public electronic access to government information;

     WHEREAS, electronic access fees are charged for with certain types of information;

     WHEREAS, Neb. Rev. Stat. 84-1205.02 specifically provides that all electronic access fees be deposited in the Records Management Cash Fund;

     WHEREAS, the master contract contemplates the details of the receipt and disbursement of electronic access fees through an addendum to that contract;

     NOW THEREFORE, the parties agree to the following terms and conditions of this addendum to the master contract:

     1. Unless otherwise specifically provided in statute or existing agreement, all electronic access fees for state government information collected by NII shall be deposited in the Records Management Cash Fund by NII by electronic means. Deposits by NII shall be made as follows:

     a. On the 15th day of each month, or the next following business day to the 15th of the month if the fifteenth does not fall on a business day NII shall deposit in the Records Management Cash Fund by electronic means payment for the estimated portion of funds received for services rendered in the prior month ultimately retained by NSRB and data providing contracting entities (hereinafter "DP/CE") under all agreements for such payment in effect between the NSRB and DP/CE's and NSRB and NII.

     b. On the last business day of the month NII shall deposit in the Records Management Cash Fund by electronic means the total amount of funds payable to NSRB for services rendered in the prior month payable to NSRB and DP/CE's under all agreements for such payment in effect between NSRB and DP/CE's or NSRB and NII less amounts received from the mid-month payment provided in paragraph (a) above.

     c. At least seven days prior to the last business day of the month NII shall provide an itemized statement of all payments to be deposited for that month including a breakdown by data type (i.e. driver's license records, UCC searches) and volume activity and amount of revenue by data type.

     d. On the last business day of the month NSRB shall transfer to NII by electronic means all amounts due under agreements in effect at that time for services, to include the $1.00 per Department of Motor Vehicles driver's license record and $1.00 for each interactive Secretary of State Uniform Commercial Code and Effective Financing Statement Search processed through the network, rendered in the month prior to payment.

     2. This addendum is hereby incorporated and made part of the RFP (SCA-0099) issued by the State of Nebraska and Proposal received from NII in response to that proposal and the master contract referenced above. The purpose of this addendum is to clarify and outline procedures for existing provisions relating to transfer of funds under the contract.

NEBRASK@ INTERACTIVE, INC.


/s/ Samuel D. Somerhalder                      12-3-97
------------------------------               -----------
President/CEO                                Date

NEBRASKA STATE RECORDS BOARD

/s/ Scott D. Moore                             12-3-97
--------------------                           --------
Chairman                                       Date